As filed with the Securities and Exchange Commission on March 16, 2005

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Paulson Capital Corp.

(Exact Name of Registrant as Specified in Its Charter)

Oregon	93-0589534

(State or Other Jurisdiction of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

811 S.W. Naito Parkway

Portland, Oregon 97204

(503) 243-6000

(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

Paulson Capital Corporation 1999 Stock Option Plan

(Full Title of Plan)

Chester L.F. Paulson

President

Paulson Capital Corp.

811 S.W. Naito Parkway

Portland, Oregon 97204

(503) 243-6000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,

of Agent For Service)

Copy to:

Mark A. von Bergen

Holland & Knight LLP

2300 U.S. Bancorp Tower

111 S.W. Fifth Avenue

Portland, Oregon 97204

(503) 243-2300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, no par value	412,500	$8.35	$3,444,375	$405.40

(1) Plus such additional number of shares of the Registrant’s Common Stock as may be issuable pursuant to stock split, stock dividend or the like.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457 (h) on the basis of the average of the high and low prices of the Registrant’s Common Stock as listed on the Nasdaq Small Cap Market System on March 9, 2005.

EXPLANATORY NOTE

The purpose of this Form S-8 registration statement is to register 412,500 shares of the Common Stock of Paulson Capital Corp. (the “Company”) relating to the Company’s 1999 Stock Option Plan.

This registration statement includes a reoffer prospectus prepared in accordance with the requirements of Instruction C to Form S-8 and Part I of Form S-3. The Reoffer Prospectus may be utilized for reoffers and resales of “restricted securities” or of securities acquired under the Plan by the Company’s directors and officers deemed to be “affiliates” under Rule 405.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.  Such documents need not be filed with the SEC either as part of this registration statement or as prospectuses or prospectus supplements, pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference in this registration statement, pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

PAULSON CAPITAL CORP.

90,500 Shares of Common Stock

This Prospectus relates to the reoffer and resale of up to 90,500 shares of Common Stock, no par value (the “Shares”), of Paulson Capital Corp. by officers, directors and other “affiliates” as defined in Rule 405, promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  These affiliates (“Selling Shareholders”) acquired the Shares by exercising options granted under the Company’s 1999 Stock Option Plan (the “Plan”).

The Selling Shareholders will determine when they will sell their Shares, and in all cases they will sell their Shares at the then-prevailing market price or at prices negotiated at the time of sale.  We will not receive any proceeds from these sales.  The brokers and dealers that the Selling Shareholders may utilize in selling their Shares may receive compensation in the form of underwriting discounts, concessions or commissions from the sellers or purchasers of the Shares.

Our stock is traded on the Nasdaq Small Cap Market System under the symbol “PLCC.”  On March 11, 2005, the last reported sale price of our Common Stock on Nasdaq was $8.53 per share.  On February 28, 2005, there were 3,190,300 shares of our common stock issued and outstanding.

Our principal executive officers are located at 811 S.W. Naito Parkway, Portland, Oregon 97204, and our telephone number is (503) 243-6000.

Investing in the Shares involves risks, which are described from time to time in the periodic reports we file with the Securities and Exchange Commission (“SEC”), and which we incorporate herein by reference.  Also see “Risk Factors” beginning on page 2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

All references in this Prospectus to the “Company,” “us,” “we” or “our” refer to Paulson Capital Corp. and its subsidiary Paulson Investment Company, unless the context otherwise indicates.

The date of this Prospectus is March 16, 2005.

TABLE OF CONTENTS

RISK FACTORS
Business Risks
Risks Related to Investment in Our Securities
PAULSON CAPITAL CORP.
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
USE OF PROCEEDS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS

RISK FACTORS

In addition to the other information and risks factors contained in this Prospectus and the documents incorporated and deemed to be incorporated herein, you should carefully consider the following risks before making an investment decision. Our business, financial condition and results of operations could be harmed were any of the following risks or uncertainties to develop into actual events. In such case, the value of our securities could decline and you might lose all or part of your investment. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business.

Risks Related to our Business

Our business is tied to overall economic conditions, and weakness in the market may adversely affect our investment banking and brokerage businesses.

As a financial services firm, our business is materially affected by conditions in the global and domestic financial markets and economic conditions. For example, revenue generated by our subsidiary’s corporate finance business is directly related to the volume and value of the transactions in which we are involved.  During periods of unfavorable market or economic conditions, the volume and value of public offering transactions may decrease, thereby reducing the demand for our subsidiary’s underwriting services.  Our subsidiary’s brokerage business also is affected by general market and economic conditions, and a slowdown in broker transactions would adversely affect our overall commissions and revenue.

Our reputation and profitability are tied to the performance of the companies we have underwritten.

The performance of companies whose securities we have underwritten or otherwise sold to our customers may affect our reputation with other potential syndicate and selling group members and institutional and other retail accounts and may also affect the amount of money in our customers’ portfolios available for the kinds of investments that we offer.  Also, the value of our investment portfolio, including the value of securities without a readily ascertainable market value, that we have estimated for the purpose of reporting on our financial condition and results of operations, may be significantly and adversely affected by changes in the value of the companies themselves or of comparable companies whose stock values we use in estimating the value of our portfolio securities.

We are subject to a high degree of regulation, and a significant regulatory infraction could severely impact our business.

We are subject to a very high degree of regulation and are responsible for compliance with applicable regulations by all of our personnel. A significant regulatory infraction by us or any of our registered representatives could result in significant penalties, including the loss of our license to conduct securities business in one or more jurisdictions.

We face stiff competition from other financial services firms.

The securities industry has become considerably more concentrated and more competitive since the Company was founded, as numerous securities firms have either ceased operations or have been acquired by or merged into other firms. This trend has been particularly pronounced among firms similar in size and business mix to us. In addition, companies not engaged primarily in the securities business, but with substantial financial resources, have acquired leading securities firms. These developments have increased competition from firms with greater capital resources than those of the Company. In particular, various recent legislative and regulatory developments have tended to increase competition within the industry or reduce profits for the industry.

The securities industry has experienced substantial commission discounting by broker-dealers competing for brokerage business. In addition, an increasing number of specialized firms offer “discount” services to individual customers. These firms generally effect transactions for their customers on an “execution only” basis without offering other services such as portfolio valuation, investment recommendations and research. A growing number of discount brokerage firms offer their services over the Internet, further decreasing offered commission rates and increasing ease of use for customers. The continuation of such discounting and an increase in the number of new and existing firms offering discounts could adversely affect the Company. In addition, rapid growth in the mutual fund industry is presenting potential customers with an increasing number of alternatives to traditional stock brokerage accounts.

Our success depends on retaining our existing key employees and successfully recruiting talented and qualified employees in the future.

Our people are our most important resource. We must retain the services of our executive officers, including our President Chester L.F. Paulson, and other key professional employees.  We also must strategically recruit and hire new talented and qualified employees in the future.  Failure to do so may adversely affect our ability to effectively compete against our peers and thereby negatively impact our reputation and financial performance.

Risks Related to Investment in Our Securities

The market price of our Common Stock has been volatile and may continue to fluctuate significantly because of various factors, some of which are beyond our control.

Our stock price has been volatile, fluctuating over the course of 2004 between closing prices of $5.22 and $15.30.  The market price of our Common Stock could continue to fluctuate significantly in response to a variety of factors, some of which may be beyond our control.

Future sales or the potential for sale of a substantial number of our shares of Common Stock could cause the trading price of our Common Stock to decline.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception that these sales may occur, could cause the market price of our stock to decline.  For example, 500,000 shares of Common Stock are reserved for issuance under our 1999 Stock Option Plan. The exercise of vested options and large-scale sale of associated shares could negatively affect the market price of our Common Stock.

Forward-Looking Statements

This prospectus contains or incorporates both historical and “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipates,” “believes,” “expects,” “intends,” “future” and similar expressions identify forward-looking statements.  Any such forward-looking statements in this report reflect our current views with respect to future events and financial performance and are subject to a variety of factors that could cause our actual results to differ materially from historical results or from anticipated results expressed or implied by such forward-looking statements.  Because of such factors, we cannot assure you that the results anticipated in this report will be realized.  As noted elsewhere in this report, various aspects of our business are subject to extreme volatility often as a result of factors beyond our ability to anticipate or control.  In particular, factors, such as the condition of the securities markets, which are in turn based on popular perceptions of the health of the economy  generally, can be expected to affect the volume of our business as well as the value of the securities maintained in our trading and investment accounts.

PAULSON CAPITAL CORP.

The Company, established in 1970, is a holding company whose only operating subsidiary is Paulson Investment Company, Inc. (“PIC”), a full service brokerage firm engaged in the purchase and sale of securities from and to the public and for its own account and in investment banking activities.  The Company operates in one industry segment, the financial services industry.  At February 28, 2005, PIC employed 130 brokers and had independent contractor arrangements with 61 brokers registered with the National Association of Securities Dealers, Inc. (“NASD”).  PIC also employed a support staff of 50 persons in its headquarters in Portland, Oregon and in certain of its employee branch offices.  At February 28, 2005, PIC had 28 branch offices throughout the United States.

The Company is located at 811 S.W. Naito Parkway, Suite 200, Portland, Oregon 97204.  Its telephone number is (503) 243-6000.

SELLING SHAREHOLDERS

This Prospectus relates to shares of Common Stock that are being registered for reoffer and resale by Selling Shareholders who have acquired or may acquire shares of Common Stock pursuant to our 1999 Stock Option Plan, and who may be deemed “affiliates” of the Company.  An “affiliate” is defined under the Securities Act as “a person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with” the Company.  The Selling Shareholders may resell any or all of the Shares of Common Stock at any time while this Prospectus is current.

Executive officers, directors or others who are considered to be affiliates of the Company who acquire Common Stock under the Plan may be added to the list of selling shareholders, and their number of Shares to be sold may be increased or decreased by the use of a prospectus supplement filed with the SEC.

The inclusion of the shares of Common Stock in the table below does not constitute a commitment to sell any Shares.

Name	Position	Number of Shares Beneficially Owned Prior to the Offering(1)		Number of Shares Eligible to be Offered by the Selling Shareholders(2)		Number of Shares Owned After Completion of the Offering(3)		Percent of Class Owned After Completion of the Offering(3)
Chester Paulson	President, Chairman and Director	1,570,372	(4) (5)	15,000	(4)	1,555,372	(4)	48.7%
Steven Kleeman	Director	375,400	(6)	5,500		369,900		11.6%
Paul Shoen	Director	23,127	(7)	5,500		15,627		*
Glen Davis	Director and President of PIC	10,500	(8)	10,500		—		*
Shannon Pratt	Director	13,127	(9)	5,500		5,627		*
Harry Striplin	Sr. Vice-President, Compliance, PIC	41,000	(10)	8,000		21,000		*
Scott Weber	Sr. Vice-President, Trading, PIC	13,000	(11)	8,000		5,000		*
Carol Rice	Chief Financial Officer	10,265	(12)	5,500		4,765		*
M. Lorraine Maxfield	Sr. Vice-President, Corporate Finance, PIC	9,600	(13)	5,500		4,100		*
Trent Davis	Sr. Vice-President, Syndicate/National Sales, PIC	5,500	(14)	5,500		—		*

*              Represents less than 1%.

(1)           Includes: (i) shares of Common Stock beneficially owned as of February 28, 2005; and (ii) shares of Common Stock underlying options which are exercisable within sixty (60) days of February 28, 2005.

(2)           Represents the number of shares underlying options granted under the Plan.  All options listed are currently exercisable.

(3)           Assumes the exercise and resale of all shares acquired pursuant to the Plan, and that 3,190,300 shares were issued and outstanding on February 28, 2005.

(4)           Includes shares and stock options beneficially owned by Mr. Paulson and his wife Jacqueline Paulson, who serves as the Company’s Secretary.

(5)           Includes options to purchase 15,000 shares.

(6)           Includes options to purchase 5,500 shares.

(7)           Includes options to purchase 5,500 shares.

(8)           Includes options to purchase 10,500 shares.

(9)           Includes options to purchase 5,500 shares.

(10)         Includes options to purchase 8,000 shares.

(11)         Includes options to purchase 8,000 shares.

(12)         Includes options to purchase 5,500 shares.

(13)         Includes options to purchase 5,500 shares.

(14)         Includes options to purchase 5,500 shares.

PLAN OF DISTRIBUTION

The Selling Shareholders may sell the Shares for value from time to time under this Prospectus in one or more transactions on the NASDAQ Small Cap Market System, or other exchange, in a negotiated transaction or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

The Selling Shareholders and any broker-dealers that participate in the distribution of the Shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act. All selling and other expenses incurred by the Selling Shareholders upon resale will be borne by the Selling Shareholders. However, the Company will pay all costs and fees incurred in connection with the preparation of this Registration Statement and Prospectus. In addition to any Shares sold pursuant to this Prospectus, the Selling Shareholders may, at the same or different time, sell other shares of Common Stock owned by him or her in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this Prospectus. As of the date of this Prospectus, the Company cannot make assurances that all or any portion of the Shares will be reoffered or resold by the Selling Shareholders.

USE OF PROCEEDS

The Shares are being registered for the account of the Selling Shareholders.  Accordingly, the Company will not receive any of the proceeds from the sale of Shares by the Selling Shareholders.

EXPERTS

The financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant’s Articles of Incorporation and Bylaws permit indemnification of the Registrant’s directors and officers (or any person who may have served at the Registrant’s request as a director or officer of another corporation in which it owns stock or of which it is a creditor) against any claim, action, suit or proceeding where the director’s or officer’s involvement arises from the fact that he or she is or was a director or officer, except where the director or officer is adjudged liable for his or her own negligence or misconduct.  The Oregon Business Corporation Act permits a corporation to include a provision in its articles of incorporation that eliminates personal liability of directors to the corporation and its shareholders for monetary damages for conduct as directors, except that no provision may eliminate or limit a director’s liability for (a) breach of the director’s duty of loyalty to the corporation or its shareholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) an unlawful payment of a dividend or repurchase of stock or (d) any transaction from which the director derived an improper personal benefit.

Insofar as we may permit indemnification for liabilities arising under the Securities Act to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

The Registrant has obtained insurance protecting officers and directors against specified liabilities which they may incur in their capacities as officers or directors.

LEGAL MATTERS

The validity of the Shares offered will be passed upon for us by Holland & Knight LLP, Portland, Oregon.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and special reports, proxy statements, any amendments to those reports and other information with the SEC.  You may read and copy any documents filed by us with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Reports, proxy statements and information statements, any amendments to those reports and other information filed electronically by us with the SEC are available to the public at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by us with the SEC are incorporated herein by reference as of their respective dates of filing and shall be deemed to be a part hereof:

•      Our Annual Report on Form 10-KSB for the year ended December 31, 2003, and any amendments thereto;

•      Our Quarterly Reports on Forms 10-QSB for the three quarters ended March 31, June 30 and September 30, 2004, and any amendments thereto;

•      The Proxy Statement for the 2004 Annual Meeting of Shareholders, which is included in the Definitive Schedule 14A, filed with the SEC on April 21, 2004;

•      The Current Reports on Forms 8-K, filed with the SEC on January 21 and 27, 2005.

•      All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 2003;

•      The description of our Common Stock contained on the Form 10 registration statement, filed with the SEC on December 18, 1989; and

All documents filed by us pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference and a part of this Prospectus from the date such documents are filed.

For purposes of this Prospectus, any statement in a document incorporated or deemed incorporated by reference is modified or superseded to the extent that a statement in this prospectus, or in any subsequently filed document which is or is deemed to be incorporated by reference, modifies or supersedes it.  Any statement so modified or superseded is not, except as so modified or superseded, to constitute a part of this Prospectus.

Upon written or oral request, we will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this Prospectus, including any beneficial owner of our Common Stock. To request a copy of any or all of these documents, you should write or telephone us at the following address and telephone number:

Paulson Capital Corp.

Attn: Corporate Secretary

811 S.W. Naito Parkway

Portland, Oregon 97204

(503) 243-6000

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed by us with the Securities and Exchange Commission (the “SEC”) are incorporated herein by reference as of their respective dates of filing and shall be deemed to be a part hereof:

•                  Our Annual Report on Form 10-KSB for the year ended December 31, 2003, and any amendments thereto;

•                  Our Quarterly Reports on Forms 10-QSB for the three quarters ended March 31, June 30 and September 30, 2004, and any amendments thereto;

•                  The Proxy Statement for the 2004 Annual Meeting of Shareholders, which is included in the Definitive Schedule 14A, filed with the SEC on April 21, 2004;

•                  The Current Reports on Forms 8-K, filed with the SEC on January 21 and 27, 2005.

•                  All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 2003;

•                  The description of our Common Stock contained on the Form 10 registration statement, filed with the SEC on December 18, 1989; and

All documents filed by us pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference and a part of this prospectus from the date such documents are filed.

For purposes of this Registration Statement, any statement in a document incorporated or deemed incorporated by reference is modified or superseded to the extent that a statement in this Registration Statement, or in any subsequently filed document which is or is deemed to be incorporated by reference, modifies or supersedes it.  Any statement so modified or superseded is not, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

Not applicable.

Item 6.  Indemnification of Directors and Officers

The Registrant’s Articles of Incorporation and Bylaws permit indemnification of the Registrant’s directors and officers (or any person who may have served at the Registrant’s request as a director or officer of another corporation in which it owns stock or of which it is a creditor) against any claim, action, suit or proceeding where the director’s or officer’s involvement arises from the fact that he or she is or was a director or officer, except where the director or officer is adjudged liable for his or her own negligence or misconduct.  The Oregon Business Corporation Act permits a corporation to include a provision in its articles of incorporation that eliminates personal liability of directors to the corporation and its shareholders for monetary damages for conduct as directors, except that no provision may eliminate or limit a director’s liability for (a) breach of the director’s duty of loyalty to the corporation or its shareholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) an unlawful payment of a dividend or repurchase of stock or (d) any transaction from which the director derived an improper personal benefit.

The Registrant has obtained insurance protecting officers and directors against specified liabilities which they may incur in their capacities as officers or directors.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

4.1	1999 Stock Option Plan (incorporated by reference to Appendix A to the Company’s annual proxy statement for the 2000 annual meeting of shareholders, filed on April 28, 2000)
4.2	Restated Articles of Incorporation of Paulson Capital Corp. (incorporated by reference to Exhibit 3.1 to the Form 10, filed on December 18, 1989)
4.3	Bylaws of Paulson Capital Corp. (incorporated by reference to Exhibit 3.2 to the Form 10, filed on December 18, 1989)
5.1	Opinion of Holland & Knight LLP
23.1	Consent of Grant Thornton LLP
23.2	Consent of Holland & Knight LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (reference is made to the signature page)

Item 9.  Undertakings

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not disclosed previously in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Portland, state of Oregon, on March 15, 2005.

PAULSON CAPITAL CORP.

/s/ Chester L.F. Paulson
Chester L.F. Paulson
President and Chairman of the Board

POWER OF ATTORNEY

Each person whose signature appears below authorizes Chester L.F. Paulson and Carol A. Rice, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Registrant, and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes to such Registration Statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Chester L.F. Paulson	March 15, 2005	/s/ Carol A. Rice	March 15, 2005
Chester L.F. Paulson,		Carol A. Rice,
President and Chairman of the Board		Chief Financial Officer
(Principal Executive Officer)		(Principal Financial and Accounting Officer)

		/s/ Glen Davis	March 15, 2005
Jacqueline M. Paulson,		Glen Davis,
Director		Director

/s/ Steve Kleemann	March 15, 2005	/s/ Shannon Pratt	March 15, 2005
Steve Kleeman,		Shannon Pratt,
Director		Director

/s/ Paul Shoen	March 15, 2005
Paul Shoen,
Director

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	1999 Stock Option Plan (incorporated by reference to Appendix A to the Company’s annual proxy statement for the 2000 annual meeting of shareholders, filed on April 28, 2000)
4.2	Restated Articles of Incorporation of Paulson Capital Corp. (incorporated by reference to Exhibit 3.1 to the Form 10, filed on December 18, 1989)
4.3	Bylaws of Paulson Capital Corp. (incorporated by reference to Exhibit 3.2 to the Form 10, filed on December 18, 1989)
5.1	Opinion of Holland & Knight LLP
23.1	Consent of Grant Thornton LLP
23.2	Consent of Holland & Knight LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (reference is made to the signature page)